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                                                                    Exhibit 10.1


                               GLYCOGENESYS, INC.

                              Employment Agreement

     THIS EMPLOYMENT AGREEMENT, dated as September 12, 2002 (this "Agreement") and effective as of the 30/th/ day of June 2002 (the "Effective Date"), is between GlycoGenesys, Inc., a Nevada corporation (hereinafter called the "Employer"), and Bradley J. Carver (hereinafter called the "Employee").

     WHEREAS, the Employer desires to employ the Employee as its President and CEO, and the Employee desires to accept such employment, all upon the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto hereby mutually agree as follows:

     1. Employment. The Employer hereby employs the Employee, and the Employee hereby accepts employment, upon and subject to the terms and conditions set forth herein.

     2. Date and Term

        2.1 Effective Date and Term. The term (the "Term") of employment of the Employee hereunder shall commence as of the Effective Date and shall continue until the third anniversary of the Effective Date subject to Section 2.2 unless terminated earlier in accordance with the provisions hereof.

        2.2  Automatic Extensions. If Employee is not notified at least ninety
(90) days prior to the end of the Term that this Agreement will be not renewed, then the Term is extended by one year.

     3. Title, Powers and Duties: Extent of Services. The Employee shall promote the business and affairs of the Employer as its President and CEO. The Employee shall report and be responsible to the Board of Directors of the Employer (the "Board") and, except for vacations and absences due to temporary illness or disability shall devote his full efforts, time, attention and energies to the business and affairs of the Employer. As its President and CEO, the Employee shall have the duties and responsibilities normally inherent in his position and such other duties and responsibilities consistent with his position, as may be reasonably assigned to him by the Board from time to time. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Employer and any changes therein which may be adopted from time to time by the Employer.

     4. Compensation.

        4.1. Salary. During the Term, the Employer shall pay the Employee a base salary at the annual rate of $220,000, payable in accordance with the Employer's standard payroll practices, subject to increases at the discretion of the Compensation Committee to be reviewed at least annually. The base salary to which the Employee is entitled pursuant to this Section 4.1 is hereinafter referred to as the "Salary".

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        4.2. Expense Reimbursement. The Employer shall reimburse the Employee for any actual expenses incurred by the Employee within the scope of his employment under this Agreement so long as such expenses are reasonable and necessary, appropriately documented, and in compliance with budgetary and policy guidelines of the Employer. The Employee will be responsible for reporting and documenting his own tax deductions for un-reimbursed business expenses.

        4.3. Benefits. The Employee shall be entitled to receive such employee or fringe benefits as may be offered or made available by the Employer from time to time to its employees (the "Benefits").

        4.4. Bonuses. The Employee will be eligible to receive cash and equity-based bonuses in accordance with individual and company performance criteria, to be reviewed at least annually, as determined by the Compensation Committee of the Board in its sole discretion (the "Bonuses").

     5. Termination

        5.1. Termination upon Death or Disability. This Agreement and the Employee's employment hereunder shall terminate immediately upon the Employee's death or Permanent Disability.

        5.2. Termination. The Employer may terminate the employment of the Employee under this Agreement at any time immediately with Cause (as defined below), or upon ninety (90) day notice without Cause. The Employee may terminate his employment under this Agreement at any time immediately with Good Reason (as defined below), or upon ninety (90) day notice without Good Reason. The rights and obligations of the parties upon any termination of the Employee's employment shall be as set forth in Section 5.3 hereof.

             (a) For purposes of this Agreement, the term "Cause" shall mean (i) any act of dishonesty, gross negligence or willful misconduct with respect to the Employer, including without limitation, fraud or theft, on the part of the Employee, (ii) conviction of the Employee or a plea of guilty or nolo contendere for a felony, or (iii) the Employee's sustained failure, as determined by the Employer's Board of Directors, to perform significant duties hereunder (which duties are not inconsistent with the terms of this Agreement) after notice and a thirty (30) day opportunity to cure.

             (b) For purposes of this Agreement, the term "Good Reason" shall mean (i) if the Board requires the Employee to perform his duties and responsibilities set forth herein primarily at any location other than within 50 miles of his present office location in Boston, Massachusetts (excluding business-related travel); (ii) in the event there is a sale of all of the capital stock of the Company or a sale of substantially all of the assets of the Company to a non-Affiliate of the Company; (iii) a material breach by the Employer of any term of this Agreement not cured within 30 days of notification by the Employee; or (iv) a diminution of responsibilities as defined in section 5.4 of this Agreement (collectively, "Good Reason"). The Employee's rights to a termination for

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     Good Reason must be exercised within one hundred twenty (120) days of the event constituting Good Reason.

          5.3  Rights Upon Termination. In the event that:

               (a) the employment of the Employee is terminated by the Employee for Good Reason or by the Employer without Cause, then the Employer (i) shall pay to the Employee, twelve (12) month's Salary at the rate in effect at the time of termination payable at least monthly in accordance with the Employer's standard payroll practices (the "Salary Continuation Period"), plus, if not yet paid to the Employee, the Employee's cash and equity-based bonuses, if any, earned in the year prior to such termination at such time as such bonus would be paid had the Employee's employment hereunder not been terminated, (ii) shall permit (A) all options vested at the time of termination to be exercised, or (B) in the event such termination is for Good Reason due to a Change in Control (as defined in the Company's 2000 Stock Incentive Plan, as amended) all outstanding options to fully vest and to be exercised, for the lesser of (x) their full remaining period pursuant to the terms of each such option grant and (y) five years, and (iii) the Employer will provide appropriate outplacement services at its expense. The obligations of the Employer pursuant to this Section 5.3(a) shall be in lieu of any other rights of the Employee to compensation or Benefits hereunder, and no other compensation of any kind or any other amounts shall be due to the Employee by the Employer under this Agreement, except that Employee shall be entitled to continue to receive health benefits for the Salary Continuation Period paid by the Employer consistent with Employer practices at the time of termination.

               (b) the Employee's employment terminates by reason of Employee's death or Permanent Disability, then the Employer shall pay and provide to the Employee or Employee's estate or other successor in interest at the time all Salary, Benefits and Bonuses due to the Employee under Section 4 through the end of the day on which the termination occurs, but reduced in the case of disability by any payments received under any disability plan, program or policy paid for by the Employer. For purposes of this Agreement, "Permanent Disability" shall mean the Employee qualifies to receive benefits under the Employer's Long Term Disability Plan. In the absence of a Long Term Disability Plan sponsored by the Employer, then "Permanent Disability" shall mean the Employee's inability to perform his or her duties hereunder for a continuous period of six (6) months by reason of his or her physical or mental illness or incapacity. In the event of any dispute concerning the existence of a Permanent Disability, such question shall be determined by a licensed physician selected by the Employer and reasonably acceptable to the Employee, whose determination shall be final and binding upon the parties. The Employee shall submit to such examinations and furnish such information as such physician may reasonably request.

               (c) the employment of the Employee is terminated by the Employee without Good Reason or by the Employer for Cause, the Employee shall not be entitled to compensation or Benefits granted hereunder beyond the date of the termination of the Employee's employment. and no other compensation of any kind or any other amounts shall be due to the Employee by the Employer under this agreement.

          5.4. Diminution of Responsibilities. For purposes of this Section 5, a substantial diminution of the Employee's responsibilities, authority or title as they relate to the

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Employer's business, as a whole shall be deemed a "termination without Cause" by the Company.

     6. Confidential Information.

        6.1. Definitions. For purposes of this Agreement, the term "Confidential Information" shall mean (i) confidential information, knowledge or data of the Employer, (ii) trade secrets of the Employer and (iii) any other proprietary information of the Employer disclosed to the Employee or to which the Employee is given access prior to the termination of the Employee's employment with the Employer. Without limiting the generality of the foregoing, the term Confidential Information shall include (A) all inventions, improvements, developments, ideas, processes, prototypes, plans, drawings, designs, models, formulations, specifications, methods, techniques, shop-practices, discoveries, innovations, creations, technologies, formulas, algorithms, data, computer databases, reports, laboratory notebooks, papers, writings, photographs, source and object codes, software programs, other works of authorship, and know-how (including all records pertaining to any of the foregoing), whether or not reduced to writing and whether or not patented or patentable or registered or registrable under patent, copyright, trademark or similar statute, that are owned by the Employer or that are required to be assigned to the Employer by any person, including, without limitation, the Employee or any other employee or consultant of the Employer, or that are licensed to the Employer by any person (all of the foregoing items listed or described in this clause (A) are hereinafter referred to, collectively, as "Inventions"), (B) information regarding the Employer's plans for research and development for existing or new products, (C) information regarding regulatory matters pertaining to the Employer, (D) information regarding any acquisition or strategic alliance effected by the Employer or any proposed acquisition or strategic alliance being considered by the Employer, (E) information regarding the status or outcome of any negotiations engaged in by the Employer, (F) information regarding the existence or terms of any contract entered into by the Employer, (G) information regarding any aspect of the Employer's intellectual property position, (H) information regarding prices or costs of the Employer, (I) information regarding any aspect of the Employer's business strategy, including, without limitation, the Employer's marketing, selling and distribution strategies, (J) information regarding customers or suppliers of the Employer, (K) information regarding the skills, compensation and other terms of employment or engagement of the Employer's employees and consultants, (L) business plans, budgets, unpublished financial statements and unpublished financial data of the Employer, (M) information regarding marketing and sales of any actual or proposed product or services of the Employer and (N) any other information that the Employer may designate as or reasonably deem to be confidential. "Confidential Information" shall exclude information known to the Employee prior to the first date of employment with the Employer.

        6.2. Nondisclosure. The Employee acknowledges that, except to the extent otherwise provided below in this Section 6.2 or in Section 6.4 hereof, all Confidential Information disclosed to or acquired by the Employee is a valuable, special, and unique asset of the Employer and is to be held in trust by the Employee for the Employers sole benefit. Except as otherwise provided below in this Section 6.2 or in Section 6.4 hereof, the Employee shall not, at any time during or after the Term, use for himself or others, or disclose or communicate to any person for any reason, any Confidential Information without the prior written consent of the Employer. Notwithstanding anything in this Section 6.2 to the contrary, it is understood that,

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except to the extent otherwise expressly prohibited by the Employer, (A) the
Employee may disclose or use Confidential Information in performing his duties and responsibilities to the Employer but only to the extent required or necessary for the performance of such duties and responsibilities in the ordinary course and within the scope of his employment, and (B) the Employee may disclose any Confidential Information pursuant to a request or order of any court or governmental agency, provided that the Employee promptly notifies the Employer of any such request or order and provides reasonable cooperation (at the Employer's expense) in the efforts, if any, of the Employer to contest or limit the scope of such request or order.

        6.3. Third Party Confidential Information. The Employee acknowledges and agrees that the Employer has received, and may receive in the future confidential or proprietary information from third parties ("Third Party Confidential Information") subject to a duty on the Employer's part to maintain the confidentiality of such Third Party Confidential Information and to use it only for certain limited purposes. During the Term and thereafter, the Employee shall hold Third Party Confidential Information in the strictest confidence and will not use or disclose to anyone any Third Party Confidential Information, unless expressly authorized in writing by the Employer or unless otherwise provided in this Section 6.3 or in Section 6.4 below. Notwithstanding anything in this Section 6.3 to the contrary, it is understood that, except to the extent otherwise expressly prohibited by the Employer, (A) the Employee may disclose or use Confidential Third Party Information in performing his duties and responsibilities to the Employer but only to the extent required or necessary for the performance of such duties and responsibilities in the ordinary course and within the scope of his employment and (B) the Employee may disclose any Third Party Confidential Information pursuant to a request or order of any court or governmental agency, provided that the Employee promptly notifies the Employer of any such request or order and provides reasonable cooperation (at the Employer's expense) in the efforts, if any, of the Employer to contest or limit the scope of such request or order.

        6.4. Permitted Disclosures. The Employee's obligations under Section 6.2 and/or Section 6.3 hereof not to use, disclose or communicate Confidential Information or Third Party Confidential Information to any person without the prior written consent of the Employer shall not apply to any Confidential Information or Third Party Confidential Information which (i) is or becomes publicly known (as demonstrated by written evidence provided by the Employee) under circumstances involving no breach by the Employee of this Agreement and/or
(ii) was or is approved for release by the Board or an authorized officer of the Employer.

        6.5. Other Duties. The obligations of the Employee under this Section 6 are without prejudice, and are in addition to, any other obligations or duties of confidentiality, whether express or implied or imposed by applicable law, that are owed to the Employer or any other person to whom the Employer owes an obligation of confidentiality.

     7. No Improper Disclosure or Use of Materials. The Employee shall not improperly use or disclose to the Employer or for the Employer's benefit any confidential information or trade secrets of (i) any former or future employer,
(ii) any person to whom the Employee has previously provided, currently provides or may in the future provide consulting services or (iii) any other person to whom the Employee owes an obligation of confidentiality. The Employee shall not bring onto the premises of the Employer any unpublished documents or any property

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belonging to any person referred to in any of the foregoing clauses (i), (ii) or
(iii) unless consented to, in writing by such person.

     8. Right to Inspect. The Employee agrees that any property situated on the Employer's premises, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Employer personnel at any time with or without notice.

     9.   Inventions: Assignment,

          9.1. Definitions. For purposes of this Agreement, the term "Assigned Inventions" shall mean any and all Inventions that (i) are made, conceived, invented, discovered, originated, authored, created, learned or reduced to practice by the Employee, either alone or together with others, in the course of performing his duties and responsibilities hereunder or in the course of otherwise rendering any services to the Employer (in either case, regardless of whether or not such Inventions were made, conceived, invented, discovered, originated, authored, created, learned or reduced to practice by the Employee at the Employer's facilities or during regular business hours or utilizing resources of the Employer) or (ii) arise out of or are based upon any Confidential Information or Third Party Confidential Information. For purposes of this Agreement, the term "Proprietary Rights" shall mean (x) any and all rights under or in connection with any patents, patent applications, copyrights, copyright applications, trademarks, trademark applications, service marks, service marks applications, trade names, trade name applications, mask works, trade secrets and/or other intellectual property rights with respect to Assigned Inventions and (y) the goodwill associated with any and all of the rights referred to in the foregoing clause (x).

          9.2. Assignment; Notice. The Employee hereby agrees to hold any and all Assigned Inventions and Proprietary Rights in trust for the sole right and benefit of the Employer and such other person or persons as the Employer shall designate in writing, and the Employee hereby assigns to the Employer and such other person or persons as the Employer shall designate in writing all of his right, title and interest in and to any and all Assigned Inventions and Proprietary Rights. The Employee agrees to give the Employer prompt written notice of any Invention or Proprietary Right and agrees to execute such instruments of transfer, assignment, conveyance or confirmation and such other documents as the Employer may request to evidence, confirm or perfect the assignment of all of the Employee's right, title and interest in and to any Assigned Invention or Proprietary Right pursuant to the foregoing provisions of this Section 9.2. The Employee hereby waives and quitclaims to the Employer any and all claims of any nature whatsoever that the Employee may now or hereafter have for infringement of any Proprietary Rights assigned hereunder to the Employer.

          9.3. Works Made for Hire. The Employee hereby acknowledges and agrees that those Assigned Inventions that are original works of authorship protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act.

          9.4. Pre-Existing Employee Materials. The Company acknowledges that the Employee has or may have ownership rights in inventions, discoveries, processes, compounds, applications, devices, and formulae, works of authorship, including, but not limited to, any and all reports, protocols, publications, software, systems and writing or compilations of data of every kind and description prepared or devised by him or her prior to his or her employment with

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the Company (hereinafter collectively referred to as "Pre-Existing Employee
Materials") and that such Pre-Existing Employee Materials are or may be embodied in various documents, publications or digital form. The Employee represents and warrants that he/she has identified in writing and attached as Exhibit A to this Agreement any and all Pre-Existing Employee Materials in which the Employee claims, and intends to retain, ownership rights (hereinafter "Employee-Owned Materials"). The Employee hereby assigns to the Company all of his or her right, title and interest in all other Pre-Existing Employee Materials that relate in any way to the Company's actual and/or anticipated business activities. To the extent that the Employee, in the course of the Employee's employment, or anyone working at the Employee's direction, directly or indirectly incorporates any and/or all Employee-Owned Materials in any creation of the Company, the Employee hereby grants to the Company, and the Company shall have, a non-exclusive, royalty-free, irrevocable, perpetual, sub-licensable, worldwide license to make, have made, use and sell such incorporated Employee-Owned Materials as part of or in connection with such Company creations. In addition, the Employee agrees that, in the event that the Employee intends to sell or license any such incorporated Employee-Owned Materials, the Employee will give the Company sixty
(60) days prior notice of the proposed transfer of rights in such incorporated Employee-Owned Materials, including in the notice reasonable specificity as to the substance of Employee-Owned Materials to be transferred, together with evidence reasonably satisfactory to the Company that only Employee-Owned Materials are included in the proposed transfer.

          9.5. Duties to Assist. At the request of the Employer, the Employee will assist the Employer in every proper way (including, without limitation, by executing patent applications) to obtain and enforce in any country in the world Proprietary Rights relating to any or all Assigned Inventions. The Employee's obligation under this Section 9.5 shall continue beyond the Term. If and to the extent that, at any time after the Term, the Employer requests assistance from the Employee with respect to obtaining and enforcing in any country in the world any Proprietary Rights relating to Assigned Inventions, the Employer shall compensate the Employee at a reasonable rate for the time and expenses actually spent by the Employee on such assistance.

          9.6. Power of Attorney. By this Agreement, the Employee hereby irrevocably constitutes and appoints the Employer as his attorney-in-fact for the purpose of executing, in the Employee's name and on his behalf, (i) such instruments or other documents as may be necessary to evidence, confirm or perfect any assignment pursuant to the provisions of this Section 9, (ii) such instruments or other documents as may be necessary to assign, transfer or convey any Assigned Invention to any third party to whom the Employer desires to assign, transfer or convey any Assigned Invention or any interest therein or
(iii) such applications, certificates, instruments or documents as may be necessary to obtain or enforce any Proprietary Rights in any country of the world. This power of attorney is coupled with an interest on the part of the Employer and is irrevocable.

          9.7. Filings. Without the prior written consent of the Employer, the Employee shall not, at any time, file any patent, trademark, service mark, trade name or copyright application with respect to, or claiming,. any Assigned Inventions.

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          9.8. Other Duties. The obligations of the Employee under this Section
9 are without prejudice, and are in addition to, any other obligations or duties of the Employee whether express or implied or imposed by applicable law, to assign to the Employer all Assigned Inventions and all Proprietary Rights.

     10.  Agreement Not to Compete.

          10.1. Noncompetition. In view of the unique nature of the business of the Employer and the need of the Employer to maintain its competitive advantage in the industry, the Employee agrees that, during the Restricted Period (as defined in Section 10.2 below) the Employee shall not, directly or indirectly, within the United States of America or its Territories or Possessions or within any other country in the world which the Employer has conducted or is then conducting business, engage in, own an interest in (except as a holder of no more than five percent (5%) of the shares of any publicly traded corporation), be employed by, consult for, act as an advisor to, or otherwise in any way participate in or become associated with, any Competitive Business (as defined in Section 10.2 below) or any corporation, partnership, limited liability company, business, enterprise, venture or other person or entity that is engaged or participates in any Competitive Business (each, a "Competitive Business Entity") unless in each case the Employee shall have given to the Board notice of the Employee's intention to be employed by, consult for, act as an advisor to, or otherwise in any way participate in or become associated with, any Competitive Business or any Competitive Business Entity and the Board shall have approved the Employee's relationship with or engagement in such Competitive Business or Competitive Business Entity; provided, however, that, notwithstanding anything in the foregoing provisions of this Section 10.1 to the contrary, the Employee may be employed by, consult for, act as an advisor to, or otherwise participate in any way with, any person or entity that is engaged in any Competitive Business if, but only if, the services being rendered by the Employee to such person or entity (whether in the nature of employment services, consulting services or otherwise) do not pertain or in any way relate to such Competitive Business. During the Restricted Period, the Employee also shall not solicit, or arrange to have any other person or entity solicit, any person or entity engaged by the Employer as an employee, customer or supplier of, or consultant or advisor to, the Employer to terminate such party's relationship with the Employer.

          10.2. Definitions. For purposes of this Section 10, the following terms shall have the meanings provided therefor below:

          (a) "Competitive Business" shall mean any business which is selling, marketing, or developing carbohydrate-based compounds for the treatment of cancer, and in the legal and complete fulfillment of duties would inevitably require the Employee to reveal or utilize Confidential Information. The definition of Competitive Business will be reviewed every twelve (12) months by the Employee and Employer in light of the Employer's then existing business and products.

          (b) "Restricted Period" shall mean the period commencing on the date of this Agreement and ending on the first anniversary of the effective date of the termination of the Employee's employment with the Employer.

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          10.3. Time Periods; Divisibility. The time periods provided for in this Section 10 shall be extended for a period of time equal to any period of time in which the Employee shall be in violation of any provision of this
Section 10 and any period of time required for litigation to enforce the provisions of this Section 10. If at any time the provisions of this Section 10 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 10 shall be considered divisible and shall become and be automatically amended to apply only to such area, duration and scope of activity as shall be determined to be reasonable by the court or other body having jurisdiction over the matter; and the Employee agrees that this Section 10, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

     11. Return of Documents. Employee will promptly deliver to the Employer, upon the termination of the Employee's employment with the Employer or, if earlier upon the request of the Employer, all documents and other tangible or electronic media (including all originals, copies, reproductions, digests, abstracts, summaries, analyses, notes, notebooks, drawings, manuals, memoranda, records, reports, plans, specifications, devices, formulas, storage media, including software, and computer printouts) in the Employee's actual or constructive possession or control that contain, reflect, disclose or relate to any Confidential Information, Third Party Confidential Information, Assigned Inventions or Proprietary Rights. The Employee will destroy any related computer entries on equipment or media not owned by the Employer.

     12. No Use of Name, Etc. Without the prior written consent of the Employer, the Employee shall not, at any time (including, without limitation, at any time after the termination of the Employee's employment with the Employer), use, for himself or on behalf of any other person, any name that is identical or similar to or likely to be confused with the name of the Employer or the name of any product or service produced or provided by the Employer, provided that the Employee prior to termination may use the Employer's name in performing his or her duties and responsibilities to the Employer but only to the extent required or necessary for the performance of such duties and responsibilities in the ordinary course and within the scope of his employment. Without the prior written consent of the Employer, the Employee shall not, at any time after the termination of the Employee's employment with the Employer, directly or indirectly represent himself, whether on his behalf or on behalf of any other person, as then being in any way connected or associated with the Employer.

     13. No Conflicting Obligation. Employee represents that he is free to enter into this Agreement and that his performance of all of the terms of this Agreement and of all of his duties and responsibilities as an employee of the Employer do not and will not breach (i) any agreement to keep in confidence information acquired by the Employee in confidence or in trust, (ii) any agreement to assign to any third party inventions made by the Employee and/or
(iii) any agreement not to compete against the business of any third party. Employee further represents that he has not made and will not make any agreements in conflict with this Agreement.

     14. Indemnification. The Employer agrees to indemnify, defend and hold harmless the Employee and his respective successors, heirs and assigns ("Indemnitees") against any liability, damage, loss or expense (including reasonable attorney's fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any of them in connection with any claims, suits, actions, demands or judgments arising from the good faith performance by the Employee of his duties and responsibilities hereunder.

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     15.  Nature of Agreement: Specific Enforcement. The Employer and the
Employee agree and acknowledge that the rights and obligations set forth in this Agreement are of a unique and special nature and that the Employer is, therefore, without an adequate legal remedy in the event of the Employee's violation of any of the covenants set forth in this Agreement. The Employer and the Employee agree, therefore, that, in addition to all other rights and remedies, at law or in equity or otherwise, that may be available to the Employer, each of the covenants made by the Employee under this Agreement shall be specifically enforceable in equity.

     16. Survival. The provisions of Sections 6, 7, 9, 10, 12 and 14 shall survive the termination of this Agreement,

     17.  Miscellaneous.

          17.1. Entire Agreement. This Agreement represents the entire agreement of the parties with respect to the arrangements contemplated hereby. No prior agreement, whether written or oral, shall be construed to change, amend, alter, repeal or invalidate this Agreement. This Agreement may be amended only by a written instrument executed in one or more counterparts by the parties.

          17.2. Waiver. No consent to or waiver of any breach or default in the performance of any obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance of any of the same or any other obligations hereunder. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of the duration of such failure, shall not constitute a waiver of rights hereunder and no waiver hereunder shall be effective unless it is in writing, executed by the party waiving the breach or default hereunder.

          17.3. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may be assigned by the Employer to any Affiliate of the Employer and to a successor of its business to which this Agreement relates (whether by purchase or otherwise). "Affiliate of the Employer" means any person which, directly or indirectly, controls or is controlled by or is under common control with the Employer and, for the purposes of this definition, "control" (including the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies or another whether through the ownership of voting securities or holding of office in another, by contract or otherwise. The Employee may not assign or transfer any or all of his rights or obligations under this Agreement.

          17.4.  Arbitration.

          (a) Disputes to be Arbitrated. Any controversy, claim, or dispute arising out of or relating to this Agreement, including its formation, validity, or breach thereof, whether arising during or after the period of this Agreement, shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and the decision of the arbitrator shall be final and binding upon the parties. Nothing in this paragraph, however, shall prevent the parties from seeking injunctive relief from a state or federal court of competent jurisdiction.

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

          (b) Arbitration Procedure. The arbitration shall be conducted by one neutral arbitrator, who shall be selected in accordance with the rules of the American Arbitration Association. The arbitration shall take place in Boston, Massachusetts. The arbitrator shall issue a written decision and set forth the reasons for said decision. Judgment upon the award rendered by the arbitrator may be entered in any federal or state court having competent jurisdiction thereof. The costs of arbitration, including the fees or the arbitrator, shall be borne equally. Each side shall bear its own attorney's fees and costs, and punitive damages shall not be allowed.

          17.5. Severability. All headings and subdivisions of this Agreement are for reference only and shall not affect its interpretation. In the event that any provision of this Agreement should be held unenforceable by a court of competent jurisdiction, such court is hereby authorized to amend such provision so as to be enforceable to the fullest extent permitted by law, and all remaining provisions shall continue in full force without being impaired or invalidated in any way.

          17.6. Governing Law. This Agreement shal1 be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, excluding choice of law rules thereof.

IN WITNESS WHEREOF, the parties have signed this agreement as of the date written above as a sealed instrument.


                                              GLYCOGENESYS, INC,

                                              By: /s/ Brian Hughes
                                                  ------------------------------
                                                  Name:  Brian Hughes
                                                  Title: Chairman


                                                  /s/ Bradley J. Carver
                                                  ------------------------------
                                                  Name:  Bradley J. Carver

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